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                                                                   Exhibit 10.13


                    1998 MOODY'S CORPORATION REPLACEMENT PLAN
           FOR CERTAIN NON-EMPLOYEE DIRECTORS HOLDING DUN & BRADSTREET
                         CORPORATION EQUITY-BASED AWARDS
              (as amended and restated as of the Distribution Date)


1.       PURPOSE OF THE PLAN

         The purpose of the 1998 Moody's Replacement Plan for Certain Non-employee Directors Holding Dun & Bradstreet Corporation Equity-Based Awards (the "Plan") is to provide for the award of substantially identical replacement stock options, replacement restricted stock, replacement phantom stock units and replacement deferred performance share units to certain non-employee directors of The New Dun & Bradstreet Corporation, a Delaware corporation to be renamed "The Dun & Bradstreet Corporation" after the Spinoff, to be renamed "Moody's Corporation" after the Distribution Date (the "Company") whose awards under the 1996 The Dun & Bradstreet Corporation Non-Employee Directors' Stock Incentive Plan and The Dun & Bradstreet Corporation Non-Employee Directors' Restricted Stock Plan (the "D&B Plans") were cancelled pursuant to the spinoff of the Company from The Dun & Bradstreet Corporation, a Delaware corporation to be renamed "R.H. Donnelley Corporation" after the Spinoff ("D&B") (the "Spinoff") and to certain retired non-employee directors who elect, pursuant to the Spinoff, to have the awards granted under the D&B Plans cancelled (the "Eligible Holders"). The Company expects that the Plan will aid the Company in attracting, retaining and compensating non-employee Directors and to enable them to increase their ownership of Shares. The Plan will be beneficial to the Company and its shareholders since it will allow non-employee Directors to have a greater personal financial stake in the Company through the ownership of Shares, in addition to underscoring their common interest with shareholders in increasing the value of the Shares on a long-term basis. It is the intention of the Company that the terms of the replacement awards will (i) substantially preserve the economic value of the cancelled D&B awards and (ii) except for the terms described in Section 7, 8, 9 and 10 of this Plan, remain substantially identical to the terms of the cancelled D&B awards. As a result of the distribution of the shares of New D&B (as defined below) owned by the Company to the holder of record of Shares, the Company has amended and restated the Plan as of the Distribution Date (as defined below)

2.       DEFINITIONS

         The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

                  (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

                  (b) Awards: Replacement options, replacement restricted stock and replacement phantom stock units granted pursuant to the Plan.

                  (c) Beneficial Owner: As defined in rule 13d-3 under the Act (or any successor rule thereto).

                  (d) Board: The Board of Directors of the Company.
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                  (e) Change in Control: The occurrence of any of the following events:

                                    (i) any "Person," as such term is used in
                           Sections 13(d) and 14(d) of the Act, (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

                                    (ii) during any period of twenty-four months
                           (not including any period prior to the Distribution
                           Date), individuals who at the beginning of such period constitute the Board, and any new Director (other than (1) a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section, (2) a Director designated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (3) a Director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

                                    (iii) the shareholders of the Company
                           approve a merger or consolidation of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (2) after which no Person holds 20% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity; or

                                    (iv) the shareholders of the Company approve
                           a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                  (f) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

                  (g) Committee: The Compensation and Benefits Committee of the Board.
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                  (h) Company: The New Dun & Bradstreet Corporation, a Delaware
         corporation to be renamed "The Dun & Bradstreet Corporation" after the Spinoff, to be renamed "Moody's Corporation" following the Distribution Date.

                  (i) D&B Deferred Performance Share Units: A bookkeeping entry, equivalent in value to the number of deferred performance shares of D&B stock credited to an Eligible Holder's account as of the opening of business on the Spinoff Date, pursuant to the D&B Plans.

                  (j) D&B Restricted Stock: Restricted stock held by an Eligible Holder that was granted under the D&B Plans.

                  (k) D&B Phantom Stock Units: A bookkeeping entry, equivalent in value to the number of phantom shares of D&B stock credited to an Eligible Holder's account as of the opening of business on the Spinoff Date, pursuant to the D&B Plans.

                  (l) Daily Average Trading Prices: The average of the high and low trading prices for stock on a given day.

                  (m) Deferred Performance Share Unit: A bookkeeping entry, equivalent in value to one Share, credited in accordance with Section 10 of the Plan.

                  (n) Determination Day: As such term is defined in Section 9(b) of the Plan.

                  (o) Disability: Inability to continue to serve as a non-employee Director due to a medically determinable physical or mental impairment which constitutes a permanent and total disability, as determined by the Committee (excluding any member thereof whose own Disability is at issue in a given case) based upon such evidence as it deems necessary and appropriate; provided, however, that following the Distribution Date, the Disability of a New D&B Director shall be determined by the New D&B Committee (excluding any member thereof whose own Disability is at issue in a given case). An Eligible Holder shall not be considered disabled unless he or she furnished such medical or other evidence of the existence of the Disability as the Committee or the New D&B Committee, as the case may be, in its sole discretion, may require.

                  (p) Distribution Date: The date on which the shares of New D&B that are owned by the Company are distributed to the holders of record of shares of the Company.

                  (q) Effective Date: The date on which the Plan takes effect, as defined pursuant to Section 15 of the Plan.

                  (r) Fair Market Value: On a given date, the average of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the average of the per Share closing bid price and per Share closing asked price on such date as quoted on the National association of Securities Dealers Automated Quotation System
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         (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities Exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

                  (s) New D&B: The New D&B Corporation, a Delaware corporation, to be renamed "The Dun & Bradstreet Corporation" following the Distribution Date.

                  (t) New D&B Board: The Board of Directors of New D&B.

                  (u) New D&B Change in Control: The occurrence of any of the following events:

                                    (i) any "Person," as such term is used in
                           Sections 13(d) and 14(d) of the Act, (other than New D&B, any trustee or other fiduciary holding securities under an employee benefit plan of New D&B, or any corporation owned, directly or indirectly, by the shareholders of New D&B in substantially the same proportions as their ownership of stock of New D&B), is or becomes the Beneficial Owner, directly or indirectly, of securities of New D&B representing 20% or more of the combined voting power of New D&B's then outstanding securities;

                                    (ii) during any period of twenty-four months
                           (not including any period prior to the Distribution
                           Date), individuals who at the beginning of such period constitute the New D&B Board, and any new Director (other than (1) a Director designated by a person who has entered into an agreement with New D&B to effect a transaction described in clause (i),
                           (iii) or (iv) of this Section, (2) a Director designated by any Person (including New D&B) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or
                           (3) a Director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of New D&B representing 10% or more of the combined voting power of New D&B's securities) whose election by the New D&B Board or nomination for election by New D&B's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

                                    (iii) the shareholders of New D&B approve a
                           merger or consolidation of New D&B with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of New D&B outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting
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                           securities of the surviving entity) more than 50% of
                           the combined voting power of the voting securities of New D&B or such surviving entity outstanding immediately after such merger or consolidation and
                           (2) after which no Person holds 20% or more of the combined voting power of the then outstanding securities of New D&B or such surviving entity; or

                                    (iv) the shareholders of New D&B approve a
                           plan of complete liquidation of New D&B or an agreement for the sale or disposition by New D&B of all or substantially all of New D&B's assets.

                  (v) New D&B Committee: The Compensation and Benefits Committee of the New D&B Board, or any successor thereto or other committee designated.

                  (w) New D&B Deferred Performance Share Units: A bookkeeping entry, equivalent in value to the number of phantom performance shares credited to an Eligible Holder's account as a dividend on such Eligible Holder's D&B Deferred Performance Share Units pursuant to the Spinoff.

                  (x) New D&B Director: A Participant who is a director of New D&B immediately following the Distribution Date.

                  (y) New D&B Restricted Stock: Restricted Stock received by an Eligible Holder as a result of the Spinoff.

                  (z) New D&B Phantom Stock Units: A bookkeeping entry, equivalent in value to the number of phantom Shares credited to an Eligible Holder's account as a dividend on such Eligible Holder's D&B Phantom Stock Units pursuant to the Spinoff.

                  (aa) Option: A stock option granted pursuant to Section 7 of the Plan.

                  (bb) Payment Day: As such term is defined in Section 9(b) of the Plan.

                  (cc) Person: As such term is used in Section 13(d) or 14(d) of the Act (or any successor section thereto).

                  (dd) Phantom Stock Unit: A bookkeeping entry, equivalent in value to one Share, credited in accordance with Section 9(a) of the Plan.

                  (ee) Plan: The 1998 Dun & Bradstreet Corporation Replacement Plan for Certain Non-Employees Directors Holding Dun & Bradstreet Corporation Equity-Based Awards, as amended and restated.

                  (ff) Retirement: Termination of Service after such Eligible Holder has attained age 70, regardless of the length of such Eligible Holder's service.

                  (gg) Shares: Shares of common stock, par value $.01 per share, of the Company.

                  (hh) Spinoff Date: The date on which the Shares are first distributed to the public shareholders.
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                  (ii) Subsidiary: A subsidiary corporation, as defined in
         Section 424(f) of the Code (or any successor section thereto).

                  (jj) Termination of Service: An Eligible Holder's termination of service with the Company; provided, however, that following the Distribution Date, a New D&B Director's termination of service shall be based on his or her termination of service with New D&B.

                  (kk) Termination Date: As such term is defined in Section 9(b) of the Plan.

3.       SHARES SUBJECT TO THE PLAN

         The total number of Shares which may be issued under the Plan is equal to the aggregate number of shares to be issued as replacement awards, as calculated pursuant to Sections 7, 8 and 10 of this Plan. The shares may consist, in whole or in part, of unissued shares or treasury shares. After the initial grant of awards, no further awards shall be granted under the Plan.

4.       ADMINISTRATION

         The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two "non-employee directors" within the meaning of Rule 16b-3 under the act (or any successor rule thereto); provided, however, that any action permitted to be taken by the Committee may be taken by the Board, in its discretion. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Eligible Holders and their beneficiaries or successors).

5.       ELIGIBILITY

         Only Eligible Holders shall receive grants of replacement stock options, replacement restricted stock, replacement phantom stock units and replacement deferred performance share units under the Plan.

6.       LIMITATIONS

         Options hereunder shall only be granted in replacement of D&B Stock Options (as defined in Section 7(a) of the Plan) held by Eligible Holders immediately prior to the Spinoff Date.

7.       TERMS AND CONDITIONS OF OPTIONS

         Options granted under the Plan shall be non-qualified stock options for federal income tax purposes, as evidenced by the related Option agreements, and shall be subject to the
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foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

                  (a) Generally. As of the Spinoff, each unexercised stock option held by an Eligible Holder that was granted under the D&B Plans (a "D&B Stock Option") shall be cancelled, and such Eligible Holder shall receive a replacement stock option pursuant to this Plan. The number of Shares covered by each replacement stock option shall be determined by (i) multiplying the number of shares of D&B common stock covered by the cancelled D&B Stock Option by a fraction, the numerator of which is the average of the Daily Average Trading Prices of D&B common stock for the five consecutive trading days immediately preceding the first date on which D&B common stock is traded ex-dividend, and the denominator of which is the average of the Daily Average Trading Prices of the Shares for the five consecutive trading days starting on the first date on which the Shares are traded regular way (the "D&B Ratio") and (ii) rounding down the result to a whole number of shares. The option price of each replacement stock option shall be determined by dividing the option price of the cancelled D&B Stock Option by the D&B Ratio. Unless otherwise specified in this Plan, all other terms of the replacement stock options shall remain substantially identical to those of the cancelled D&B Stock Options as set forth in the D&B Plans and related option agreement(s).

                  (b) Exercisability. Except as set forth in the Plan, stock options granted under the Plan shall have substantially identical terms as those of the stock options originally granted under the D&B Plans; provided, however, that in no event shall a replacement stock option be exercisable more than ten years after the date the original option was granted under the D&B Plans.

                  (c) Exercisability of Options. An Option granted under the Plan shall be fully exercisable on the first anniversary of the date on which the original option was granted under the D&B Plans. An Option shall expire on the tenth anniversary of the date on which the original option was granted under the D&B Plans.

                  (d) Exercise of Options. Except as otherwise provided in the Plan or in a related Option agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. The purchase price for the Shares as to which an option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participation (i) in cash, (ii) in Shares having a Fair Market Value equal to the aggregate option price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee or (iii) partly in cash and partly in such Shares. No Eligible Holder shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Eligible Holder has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

                  (e) Exercisability Upon Termination of Service by Death. Upon
         a Termination of Service by reason of death after the first anniversary of the date on which the original option was granted under the D&B Plans, the unexercised portion of such Option may
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         thereafter be exercised during the shorter of (A) the remaining term of the Option or (B) five years after the date of death.

                  (f) Exercisability Upon Termination of Service by Disability or Retirement. Upon a Termination of Service by reason of Disability or Retirement after the first anniversary of the date on which the original option was granted under the D&B Plans, the unexercised portion of such Option may thereafter be exercised during the shorter of (C) the remaining term of the Option or (D) five years after the date of such Termination of Service; provided, however, that if an Eligible Holder dies within a period of five years after such Termination of Service, the unexercised portion of the Option may thereafter be exercised, during the shorter of (iv) the remaining term of the Option or (v) the period that is the longer of (A) five years after the Date of such Termination of Service or (B) one year after the date of death.

                  (g) Effect of Other Termination of Service. Upon a Termination of Service by reason of Disability or Retirement prior to the first anniversary of the date on which an Option is granted (as described above), then, to the extent the Committee, in its sole discretion, so permits, such Option may be exercised thereafter, during the shorter of
         (A) the remaining term of such Option or (B) five years after the date of such Termination of Service, for a prorated number of Shares (rounded down to the nearest whole number of Shares), equal to (i) the number of Shares subject to such Option multiplied by (ii) a fraction the numerator of which is the number of days the Eligible Holder served on the Board and the New D&B Board subsequent to the date on which such Option was granted and the denominator of which is 365. The portion of such Option which is not so exercisable shall terminate as of the date of Disability or Retirement. Upon a Termination of Service for any other reason prior to the first anniversary of the date on which the original option was granted under the D&B Plans (as described above), the Option shall thereupon terminate. Upon a Termination of Service for any reason other than death, Disability or Retirement after the first anniversary of the date on which the original option was granted under the D&B Plans (as described above), the unexercised portion of the Option shall thereupon terminate.

                  (h) Nontransferability of Stock Options. Except as otherwise provided in this Section 7(h), a stock option shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of an optionee an option shall be exercisable only by the optionee. An option exercisable after the death of an optionee or a transferee pursuant to the following sentence may be exercised by the legatees, personal representatives or distributees of the optionee or such transferee. The Committee may, in its discretion, authorize all or a portion of the options previously granted or to be granted to an optionee to be on terms which permit irrevocable transfer for no consideration by such optionee to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the optionee, trusts for the exclusive benefit of these persons, and any other entity owned solely by these persons ("Eligible Transferees"), provided that (x) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section and (y) subsequent transfers of transferred options shall be prohibited except
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         those in accordance with the first sentence of this Section 7(h). The
         Committee may, in its discretion, amend the definition of Eligible Transferees to conform to the coverage rules of Form S-8 under the Securities Act of 1933 or any comparable Form from time to time in effect. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of Termination of Service of Sections 7(e), 7(f) and 7(g) hereof shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified, in Sections 7(e), 7(f) and 7(g). The Committee may delegate to a committee consisting of employees of the Company the authority to authorize transfers, establish terms and conditions upon which transfers may be made and establish classes of options eligible to transfer options, as well as to make other determinations with respect to option transfers.

8.       TERMS AND CONDITIONS OF RESTRICTED STOCK

         As of the Spinoff Date, D&B Restricted Stock and New D&B Restricted Stock shall be forfeited, and such Eligible Holder shall receive replacement restricted stock pursuant to this Plan. The number of shares of restricted stock shall equal (i) the number of Shares of forfeited New D&B Restricted Stock plus
(ii) the number of shares of forfeited D&B Restricted Stock multiplied by a fraction, the numerator of which is the average of the Daily Average Trading Prices of D&B common stock for the five consecutive trading days starting on the ex-dividend trading date, and the denominator of which is the average of the Daily Average Trading Prices of the Shares for the five consecutive trading days starting on the first date on which the Shares are traded regular way. Unless otherwise specified in this Plan, all other terms of the replacement restricted stock shall remain substantially identical to those of the forfeited D&B Restricted Stock as set forth in the applicable D&B Plans and related D&B Restricted Stock agreement(s); provided, however, that following the Distribution Date, a New D&B Director's continued service as a non-employee director and a New D&B Director's termination of service shall be based on his or her service with New D&B.

9.       TERMS AND CONDITIONS OF PHANTOM STOCK UNITS

                  (a) Phantom Stock Units. As of the Spinoff Date, D&B Phantom Stock Units and New D&B Phantom Stock Units then held by each Eligible Holder shall be forfeited, and such Eligible Holder shall receive replacement Phantom Stock Units pursuant to this Plan. The number of Shares credited as Phantom Stock Units shall equal (i) the number of forfeited New D&B Phantom Stock Units plus (ii) the number of forfeited D&B Phantom Stock Units multiplied by a fraction, the numerator of which equals the average of the high and low trading prices of a share of R.H. Donnelley Corporation common stock for the five trading days starting on the ex-dividend date, and the denominator of which equals the average of the high and low trading prices of a Share for the five trading days starting on the regular way trading date. Phantom Stock Units shall be credited with dividend equivalents when dividends are deemed paid on balances held by employees of the Company (the "Employee Balances") in the Dun & Bradstreet Common Stock Fund of the Company's Profit Participation Plan (or successor plan), and such dividend equivalents shall be converted into additional Phantom Stock Units (including fractional Phantom Stock Units) in a manner consistent with the treatment of the Employee Balances. Unless otherwise specified in this Plan, all other terms of the replacement
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         Phantom Stock Units shall remain substantially identical to those of the forfeited D&B Phantom Stock Units as set forth in the applicable D&B Plans and related agreement(s).

                  (b) Payment in Cash Upon Termination of Service. On the tenth day (the "Payment Day") of the calendar year immediately following the calendar year containing the date on which an Eligible Holder terminates service with the Company (the "Termination Date"), the Eligible Holder shall receive a lump sum payment in cash equal to the Fair Market Value of the number of Phantom Stock Units (including fractional Phantom Stock Units) credited to the Eligible Holder's Phantom Stock Unit account on the December 31 immediately preceding the Payment Day (the "Determination Day"). Between the Termination Date and the Determination Day the Eligible Holder's Phantom Stock Units shall continue to be credited with dividend equivalents and such dividend equivalents shall continue to be converted into additional Phantom Stock Units (including fractional Phantom Stock Units) in the manner set forth above. As an alternative to receiving such payment on the Payment Day, the Eligible Holder may elect to receive his or her payment in such forms of payments (and on such terms and conditions) as are established by the Committee in its sole discretion.

                  (c) Crediting of Stock Dividends. When non-cash dividends are paid on Shares, an Eligible Holder's Phantom Stock Units shall be credited with dividend equivalents by crediting the Eligible Holder's account in a manner consistent with the treatment of the Employee Balances.

                  (d) Notwithstanding the foregoing, as of the Distribution Date, all Phantom Stock Units held by a New D&B Director shall be forfeited and such New D&B Director shall receive replacement phantom stock units pursuant to the 2000 Dun & Bradstreet Corporation Replacement Plan for Certain Nonemployee Directors Holding Dun & Bradstreet Corporation Equity-Based Awards.

10.      TERMS AND CONDITIONS OF DEFERRED PERFORMANCE SHARE UNITS

         As of the Spinoff Date, D&B Deferred Performance Share Units and New
D&B Deferred Performance Share Units then held by each Eligible Holder shall be forfeited, and such Eligible Holder shall receive replacement Deferred Performance Share Units pursuant to this Plan. The number of Shares credited as Deferred Performance Share Units shall equal (i) the number of forfeited New D&B Deferred Performance Share Units plus (ii) the number of forfeited D&B Deferred Performance Share Units multiplied by a fraction, the numerator of which equals the average of the high and low trading prices of a share of R.H. Donnelley Corporation common stock for the five trading days starting on the ex-dividend date, and the denominator of which equals the average of the high and low trading prices of a Share for the five trading days starting on the regular way trading date. Deferred Performance Share Units shall be credited with dividend equivalents when dividends are deemed paid on balances held by employees of the Company (the "Employee Balances") in the Dun & Bradstreet Common Stock Fund of the Company's Profit Participation Plan (or successor plan), and such dividend equivalents shall be converted into additional Deferred Performance Share Units (including fractional Deferred Performance Share Units) in a manner consistent with the treatment of the Employee Balances. Unless otherwise specified in this Plan, all other terms of the replacement Deferred Performance Share Units shall remain substantially identical to those of the forfeited D&B Deferred
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                                                                              11

Performance Share Units as set forth in the applicable D&B Plans and related agreement(s); provided, however, that following the Distribution Date, a New D&B Director's continued service as a non-employee director and a New D&B Director's termination of service shall be based on his or her service with New D&B.

11.      ADJUSTMENTS UPON CERTAIN EVENTS

         Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

                  (a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends, the Committee, in its sole discretion, and without liability to any person, may make such substitution or adjustment, if any, as it deems to be equitable, as to (A) the number or kind of shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (B) the option price and/or (C) any other affected terms of such Awards.

                  (b) Change in Control. Upon the occurrence of a Change in Control, (A) all restrictions on Shares of Restricted Stock shall lapse, (B) all Phantom Stock Units shall become payable to Eligible Holders in cash and (C) all Options shall vest and become exercisable.

                  (c) New D&B Change in Control. Upon the occurrence of a New D&B Change in Control, (A) all restrictions on Shares of Restricted Stock held by New D&B Directors shall lapse, (B) all Phantom Stock Units shall become payable to New D&B Employees in cash and (C) all Options shall vest and become exercisable.

12.      SUCCESSORS AND ASSIGNS

         The Plan shall be binding on all successors and assigns of the Company and an Eligible Holder, including without limitation, the estate of such Eligible Holder and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Eligible Holder's creditors.

13.      AMENDMENTS OR TERMINATION

         The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of any Eligible Holder under any Award theretofore granted without such Eligible Holder's consent.

14.      NONTRANSFERABILITY OF AWARDS

         Except as provided in Section 7(h) of the Plan, an Award shall not be transferable or assignable by the Eligible Holder otherwise than by will or by the laws of descent and distribution. During the lifetime of an Eligible Holder, an Award shall be exercisable only by such Eligible Holder. An Award exercisable after the death of an Eligible Holder may be
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exercised by the legatees, personal representatives or distributees of the
Eligible Holder. Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, shall have the authority to waive this Section 14 (or any part thereof) to the extent that this Section 14 (or any part thereof) is not required under the rules promulgated under any law, rule or regulation applicable to the Company.

15.      CHOICE OF LAW

         The Plan shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

16.      EFFECTIVENESS OF THE PLAN

         The Plan shall be effective as of the Spinoff Date.